EXHIBIT NO. 99.(j) 3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm(s) and Financial Statements” and “Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, each dated February 27, 2026, and each included in this Post-Effective Amendment No. 57 to the Registration Statement (Form N-1A, File No. 33-34502) of MFS Series Trust VI (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 15, 2025, with respect to the financial statements and financial highlights of MFS Global Equity Fund, MFS Global Total Return Fund and MFS Utilities Fund (each a series of MFS Series Trust VI) included in the Annual Reports (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ERNST & YOUNG LLP

Ernst & Young LLP

Boston, Massachusetts

February 25, 2026